The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
Reporting Segment	FY11 (2)					FY12		Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	YTD
Cleaning	1%	-6%	4%	4%	1%	-1%	-1%	Q1 decrease primarily driven by lower shipments of Clorox® laundry additives due to the impact of price increases and category weakness, partially offset by increased merchandising of Clorox® disinfecting products.
Household	-9%	-1%	-3%	2%	-2%	5%	5%	Q1 increase primarily driven by higher shipments of Fresh Step® and Scoop Away® cat litter due to new product innovation, and increased large-size product merchandising of Kingsford® charcoal.
Lifestyle (1)	1%	3%	3%	3%	3%	6%	6%	Q1 increase primarily driven by higher shipments of Burt’s Bees® natural personal care products due to new product innovation and international expansion and growth behind the new Brita® on-the-go bottle.
International	-2%	3%	0%	0%	0%	3%	3%	Q1 increase primarily driven by growth in Argentina and business expansion in Asia and the Middle East.
Total Company	-2%	-2%	1%	2%	0%	2%	2%

Supplemental Information – Sales Growth

	% Change vs. Prior Year
Reporting Segment	FY11 (2)					FY12		Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	YTD
Cleaning	-1%	-6%	3%	4%	0%	-2%	-2%	Q1 variance between changes in volume and sales was primarily driven by unfavorable product mix, partially offset by the benefit of price increases.
Household	-7%	-4%	-3%	1%	-3%	3%	3%	Q1 variance between changes in volume and sales was primarily driven by higher trade-promotion spending and unfavorable product mix, partially offset by the benefit of price increases.
Lifestyle (1)	1%	3%	0%	5%	2%	6%	6%	Q1 sales growth reflects the benefit of price increases, offset by unfavorable product mix and higher trade-promotion spending.
International	-2%	-1%	8%	9%	3%	9%	9%	Q1 variance between volume and sales was primarily driven by the benefit of price increases and favorable foreign currency exchange rates, partially offset by unfavorable product mix.
Total Company	-3%	-3%	1%	4%	0%	3%	3%

(1)	Lifestyle includes results of the worldwide Burt’s Bees business.
(2)	Fiscal 2011 volume and sales percentage changes for the Cleaning and International reportable segments and Total Company reflect the reclassification of the Auto Care businesses to discontinued operations in Q1 fiscal 2011.

The Clorox Company

Earnings (Losses) From Continuing Operations Before Interest and Taxes (EBIT), Earnings (Losses) From Continuing Operations Before Interest, Taxes, Depreciation and Amortization (EBITDA) (1)

Reconciliation of earnings (losses) from continuing operations before income taxes to EBIT and EBITDA

Dollars in millions and percentages based on rounded numbers

	FY 2011					FY2012
	Q1	Q2	Q3	Q4	FY	Q1
	9/30/10	12/31/10	3/31/2011	6/30/11	6/30/11	9/30/11
Earnings (losses) from continuing	$202	$(112)	$219	$254	$563	$187
operations before income taxes
Goodwill impairment (2)	-	258	-	-	258	-
Interest income	(1)	(1)	-	(1)	(3)	(1)
Interest expense	32	33	29	29	123	29
EBIT (3)	233	178	248	282	941	215
EBIT margin (3)	18.4%	15.1%	19.0%	19.0%	18.0%	16.5%
Depreciation and amortization	45	43	42	43	173	46
EBITDA (4)	$278	$221	$290	$325	$1,114	$261
EBITDA margin (4)	22.0%	18.7%	22.2%	21.9%	21.3%	20.0%
Net sales	$1,266	$1,179	$1,304	$1,482	$5,231	$1,305

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA and EBITDA margin provides additional useful information to investors about current trends in the business.
Note: The calculation of EBITDA for compliance with the Company’s debt covenants uses net earnings and includes other items as defined by its revolving credit agreement.
(2)	The goodwill impairment represents a $258 million noncash charge recognized in Q2 fiscal 2011 to adjust the carrying value of the goodwill related to the acquisition of Burt’s Bees to estimated fair value.
(3)	EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding goodwill impairment, interest income and interest expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.
(4)	EBITDA (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding goodwill impairment, interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.

The Clorox Company

 Supplemental Information – Balance Sheet
(Unaudited)
As of September 30, 2011

Working Capital Update

	Q1
	FY 2012	FY 2011	Change	Days (5)	Days (5)
	($ millions)	($ millions)	($ millions)	FY 2012	FY 2011	Change
Receivables, net	$439	$480	-$41	33	36	-3 days
Inventories, net	$407	$370	+$37	47	45	+2 days
Accounts payable (1)	$357	$379	-$22	45	48	-3 days
Accrued liabilities	$434	$425	+$9
Total WC (2)	$140	$72	+$68
Total WC % net sales (3)	2.7%	1.4%
Average WC (2)	$127	$48	+$79
Average WC % net sales (4)	2.4%	0.9%

  Receivables decreased primarily due to the sale of the Auto Businesses in Q2 FY11.
  Inventories increased primarily due to inventory builds for current year product launches and an increase in commodity costs.
  Account payable decrease primarily due to the sale of the Auto businesses in Q2 FY11.
Supplemental Information – Cash Flow
(Unaudited)
For the quarter ended September 30, 2011

Capital expenditures for the first quarter were $37 million.

Depreciation and amortization for the first quarter was $46 million.

Cash provided by continuing operations in the first quarter increased to $131 million from $126 million in the year-ago quarter. The year-over-year increase was primarily due to a discretionary pension contribution of $15 million in the year-ago quarter, partially offset by lower earnings in the current period.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash, assets held for sale, and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of the gross margin change versus the prior year.

Driver		Gross Margin Change vs. Prior Year (basis points)
	FY10	FY11					FY12
	FY	Q1	Q2	Q3	Q4	FY	Q1
Cost Savings	+180	+200	+180	+180	+110	+170	+160
Price Changes	+90	+80	+100	+60	+70	+80	+170
Market Movement (commodities)	+30	-180	-150	-150	-170	-160	-320
Manufacturing & Logistics (1)	-30	+20	-60	-70	-40	-30	-220
All Other (2)	-140	-160	-250	-70	-50	-140	-40

Change vs prior year	+130	-40	-180	-50	-80	-80	-250
Gross Margin (%)	44.3%	44.3%	41.7%	44.1%	43.5%	43.5%	41.8%

(1)	“Manufacturing & Logistics” includes the change in the cost of diesel fuel.
(2)	“All Other” includes all other drivers of gross margin change. Examples of drivers included: volume change, product mix, trade and consumer spending, restructuring and acquisition-related costs, foreign currency, etc. If a driver included in all other is deemed to be material in a given period, it will be disclosed as part of the company’s earnings release.

The Clorox Company

U.S. Pricing Actions from CY2008 - CY2011

Brand / Product	Average Price Change	Effective Date
Home Care
Pine-Sol® cleaners	+13%	May 2008
Clorox Clean-Up® cleaners	+8%	August 2008
Formula 409® , Tilex® , and Clorox® Disinfecting Bathroom cleaners	+12%	August 2008
Liquid-Plumr® products	+9%	August 2008
Clorox® Toilet Bowl Cleaner and Clorox® ToiletWandTM products	+8 to +13%	August 2008
Green Works® cleaners	-7 to -21%	May 2010
Formula 409®	+6%	August 2011
Clorox Clean-Up® cleaners	+8%	August 2011
Clorox® Toilet Bowl Cleaner	+5%	August 2011
Liquid-Plumr® products	+5%	August 2011
Laundry
Clorox® liquid bleach	+10%	August 2008
Green Works® liquid detergent	approx. -30%	May 2010
Clorox® liquid bleach	+12%	August 2011
Clorox 2® stain fighter and color booster	+5%	August 2011
Glad
Glad® trash bags	+7%	February 2008
GladWare® disposable containers	+7%	February 2008
Glad® trash bags	+10%	October 2008
Glad® trash bags	-10%	December 2008
GladWare® disposable containers	-7%	April 2009
Glad® trash bags	-7%	May 2009
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Glad® wraps	+7%	August 2011
Litter
Cat litter	+7 to +8%	August 2008
Cat litter	-8 to -9%	March 2010
Food
Hidden Valley Ranch® salad dressing	+7%	August 2008
Hidden Valley Ranch® salad dressing	+7%	August 2011
Charcoal
Charcoal	+6%	January 2008
Charcoal and lighter fluid	+7 to +16%	January 2009
Brita
Brita® pitchers	+3%	August 2011

Notes:
  Individual SKUs vary within the range.
  This communication reflects pricing actions on primary items.